EXHIBIT 99.4

Aptevo Expands Differentiated CD3 Portfolio with APVO455, Advancing a Suite of Targeted T-cell Engagers

Mipletamig-driven clinical validation of the CRIS-7 derived CD3-binding domain underpins Aptevo’s expansion from hematologic to solid tumors

New candidate APVO455 targets Nectin-4+ cancers, joins mipletamig (AML) and APVO442 (prostate) in Aptevo’s tumor-directed CD3 suite

SEATTLE, WA – June 20, 2025 – Aptevo Therapeutics Inc. (“Aptevo” or the “Company”) (Nasdaq: APVO), a clinical-stage biotechnology company focused on developing novel immuno-oncology therapeutics based on its proprietary ADAPTIR® and ADAPTIR-FLEX® platform technologies, today announced the addition of preclinical candidate APVO455 to its growing portfolio of CD3-directed candidates built on the CRIS-7 derived CD3 binding domain—an approach demonstrating compelling potential across both hematologic and solid tumors.

With this announcement, Aptevo now has a suite of three CD3-engaging molecules in development. All three share the same CRIS-7 derived binding domain with a low cytokine release profile. In addition, APVO455 and APVO442 contain CD3 binding domains that are optimized for targeting solid tumors. All three molecules are designed to drive tumor-specific immune activation while limiting systemic toxicity. The suite includes:

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Mipletamig, a CD123 x CD3 bispecific currently in Phase 1b/2 for frontline AML, where 85% of evaluable frontline patients across two trials have achieved remission in combination with standard of care. No cytokine release syndrome (CRS) has been observed in the first two trial cohorts of the ongoing RAINIER trial
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APVO442, a PSMA x CD3 candidate targeting prostate cancer, currently in preclinical development
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And now APVO455, a Nectin-4 x CD3 bispecific developed to address multiple solid tumor types

“With APVO455, we are rounding out a purposefully designed CD3 product suite that reflects both scientific rigor and clinical learning,” said Marvin White, President and CEO of Aptevo. “Compelling mipletamig clinical results, where we have treated more than 100 patients across three trials, give us confidence that CRIS-7 is a critical differentiator. Our molecules behave predictably, drive selective activation and are emerging from a shared design strategy grounded in real-world human data.”

Mr. White continued, "Ultimately, this design choice has yielded a compelling safety profile in the clinic, as seen with mipletamig, and supports broader application across indications where tolerability remains a barrier to effective T-cell engagement.”

About APVO455: Advancing Nectin-4 T-cell Targeting in Solid Tumors

APVO455 is a preclinical Nectin-4 x CD3 bispecific T-cell engager designed for tumors such as bladder, breast, NSCLC, and head and neck cancers, where Nectin-4 is highly expressed. Unlike other approaches that restrict activity to acidic tumor environments or rely on activated T-cells, APVO455 is designed to avoid binding to or triggering T-cell activation in the periphery and do so only in the presence of Nectin-4 positive tumor cells, offering the potential for a broader therapeutic window and more consistent immune activation.

Looking Ahead

APVO455 represents the third CD3 bispecific in Aptevo’s portfolio and the sixth overall drug candidate in active development. The Company anticipates further expanding its CD3 suite in the future.

About Aptevo Therapeutics

Aptevo Therapeutics Inc. (Nasdaq: APVO) is a clinical-stage biotechnology company focused on developing novel bispecific immunotherapies for the treatment of cancer. The Company has two clinical candidates. Mipletamig is currently being evaluated in RAINIER, a two-part Phase 1b/2 trial for the treatment of frontline acute myeloid leukemia in combination with standard-of-care venetoclax + azacitidine. Mipletamig has received orphan drug designation ("orphan status") for AML according to the Orphan Drug Act. ALG.APV-527, a bispecific conditional 4-1BB agonist, only active upon simultaneous binding to 4-1BB and 5T4, is being co-developed with Alligator Bioscience and is being evaluated in a Phase 1 clinical trial for the treatment of multiple solid tumor types likely to express 5T4. The Company has four pre-clinical candidates with different mechanisms of action designed to target a range of solid tumors. All pipeline candidates were created from two proprietary platforms, ADAPTIR® and ADAPTIR-FLEX®. The Aptevo mission is to improve treatment outcomes and transform the lives of cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy, safety, tolerability and durability of its therapeutic candidates and potential use of any such candidates, including in combination with other drugs, as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, whether pre-clinical studies of APVO455 will show the desired anti-tumor efficacy, mechanism of action and safety profile and whether APVO455 will function with new mechanisms of action compared to our previous candidates and synergistically induce a biological response, whether APVO455 will demonstrate the ability to fight a range of solid malignancies, statements related to the progress of Aptevo’s clinical programs, including statements related to anticipated clinical and regulatory milestones, whether further study of mipletamig in a Phase 1b dose optimization trial focusing on multiple doses of mipletamig in combination with venetoclax + azacitidine on a targeted patient population will continue to show clinical benefit, whether Aptevo’s final trial results will vary from its earlier assessment, the possibility and timing of interim data readouts for ALG.APV-527, development and continued development of Aptevo’s current and potential future molecules, APVO455’s future development and efficacy with respect to addressing multiple solid tumor types, statements related to Aptevo’s ability to generate stockholder value, whether Aptevo will continue to have momentum in its business in the future, and any other statements containing the words “may,” “continue to,” “believes,” “knows,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; further assessment of preliminary or interim data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary or interim data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of mipletamig, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises, geopolitical risks, including the current war between Russia and Ukraine and the wars between Israel and Hamas, Israel and Iran, and any other military event that could evolve out of any of the current conflicts and macroeconomic conditions such as economic uncertainty, imposition of tariffs, rising inflation and interest rates, continued market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

CONTACT:
Miriam Weber Miller

Head, Investor Relations & Corporate Communications

Aptevo Therapeutics

Email: IR@apvo.com or Millerm@apvo.com

Phone: 206-859-6628